SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 652-4000

Item 5. Other Events and Required FD Disclosure.

Attached hereto and incorporated herein by reference are exhibits that constitute a reissuance, in an updated format, of certain Items included in the registrant’s Report on Form 10-K for the fiscal year ended January 3, 2004 (the “Form 10-K”). This Current Report on Form 8-K (this “Report”) is being filed to reflect in these Items the recent dispositions of the registrant’s (i) non-integrated pulp mills at Brunswick, Georgia and New Augusta, Mississippi and related short-line railroad (the “Non-Integrated Pulp Operations”), (ii) building products distribution business and (iii) indirect interest in a Brazilian pulp company. Specifically, this Report reissues these Items included in the Form 10-K to conform to the presentation of assets and liabilities held for sale and discontinued operations as reported in the registrant’s Form 10-Q for the fiscal quarter ended April 3, 2004. As a result, this Report supersedes the information in the following Items included in the Form 10-K:

•	Item 6. Selected Financial Data,

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•	Item 8. Financial Statements and Supplementary Data, and

•	Schedule II – Valuation and Qualifying Accounts as listed in Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K.

This amendment is limited to the reclassification of the assets and liabilities of the foregoing businesses and interest as held for sale and the results of operations of the Non-Integrated Pulp Operations as discontinued operations, and information related thereto, as set forth in the Items contained in the exhibits to this Report. This Report does not update the information in the Items contained in the exhibits to this Report, except to reflect the matters discussed above, and the registrant is not under any obligation and does not hereby undertake to provide any such update. For information regarding other developments regarding the registrant since the filing of the Form 10-K, please refer to the registrant’s reports filed under the Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, and Schedule II – Valuation and Qualifying Accounts as listed in Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K.

Exhibits to Exhibit 99.1

23.1 Independent Auditors’ Consent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2004

GEORGIA-PACIFIC CORPORATION

By:	/s/ KENNETH F. KHOURY
Name:	Kenneth F. Khoury
Title:	Vice President, Deputy General Counsel and Secretary

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EXHIBIT INDEX

99.1	Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, and Schedule II – Valuation and Qualifying Accounts as listed in Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K.

Exhibits to Exhibit 99.1

23.1 Independent Auditors’ Consent

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